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                                                                 EXHIBIT (10)(G)



                      AMENDMENT TO FIRST UNION CORPORATION
                              AMENDED AND RESTATED
                          SUPPLEMENTAL RETIREMENT PLAN

       This Amendment to the First Union Corporation Supplemental Retirement Plan, as Amended and Restated December 14, 1999 (the "Plan"), is dated as of October 17, 2000.

                                 R E C I T A L S

         WHEREAS, the Company desires to make certain amendments to the Plan and to terminate the Plan as of December 31, 2000;

         WHEREAS, pursuant to the foregoing, the Company desires to make distributions to the Participants under the Plan as promptly as practicable following the date hereof; and

         WHEREAS, the Company's Board and the Committee have each authorized the Company to take the following actions;

         NOW, THEREFORE, the Plan is hereby amended and terminated as follows:

         1. Section 2.1. Section 2.1 of the Plan is hereby amended as follows:

                  (A) Lump Sum Actuarial Equivalent. The definition of Lump Sum Actuarial Equivalent is deleted in its entirety and the following is inserted in its place:

                  "(i)     'Lump Sum Actuarial Equivalent' means a single
         payment which is actuarially equivalent to the annuity benefit due a Participant under the Plan computed using the same actuarial equivalent assumptions in effect for the Company's qualified pension plan; provided, however, for the purpose of determining the payments to Participants pursuant to Section 4.7, the discount rate shall be 5.72%."

                  (B) Pay. The definition of Pay shall be deleted in its entirety and the following inserted in its place:

                           "(l)     'Pay' means a Participant's cash
                  compensation consisting of base salary and any bonus earned and accrued under the Company's Management Incentive Plan, Management Long-Term Cash Incentive Plan or under any other plan or plans that may be designated from time to time by the Chief Executive Officer of the Company up to the maximum award that could have been granted to such Participant under the Management Incentive Plan, and Management Long-Term Cash Incentive Plan including any such cash compensation deferred under the Company's Deferred Compensation Plan or pursuant to a salary reduction agreement or cash or deferred arrangement offered by the Company under Internal Revenue Code Section 401(k) or 125. Compensation shall exclude any amounts contributed on behalf of a Participant under the Company's Profit Sharing Plan or as reimbursement for expenses. Notwithstanding the foregoing, for the purpose of determining the payments to each Participant pursuant to Section 4.7, "Pay" for the fiscal year ending December 31, 2000, shall be determined using the compensation assumptions set forth in Schedule A attached to this Amendment."

         2. Section 4.7(d). Section 4.7(d)(2) shall be deleted in its entirety and the following inserted in its place:

         "(2)     Amount. A Participant who is eligible pursuant to (1) above shall be paid the Lump Sum Actuarial Equivalent of his early retirement benefit payable pursuant to Subsection 4.2(b) assuming that he retired at his Early Retirement Age on the date of the Plan Termination or Plan Change and is credited with the number of Years of Service which he would have obtained as of his Early Retirement Age."

         3. Plan Termination. The Plan is hereby terminated as of December 31, 2000. The Company shall pay Participants all amounts owed under the Plan (as amended hereby) as promptly as practicable following the date hereof, in each case subject to applicable tax withholding. Following the payment of such amounts, the Company shall have no further obligation or liability to Participants or beneficiaries of Participants under the Plan.

         4. Miscellaneous. All terms used herein but not defined herein shall have the definitions assigned in the Plan. All terms and conditions of the Plan not amended hereby shall remain as set forth in the Plan.



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         IN WITNESS WHEREOF, the Company has caused this Amendment to the
Supplemental Retirement Plan to be executed as of the date first set forth above.

                                        FIRST UNION CORPORATION

                                        By: /s/ Don R. Johnson
                                           ----------------------------
                                        Name: Don R. Johnson
                                        Title: Executive Vice President